UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 28, 2023

LEMONADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39367	32-0469673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Crosby Street, 3rd Floor
New York, NY 10013
(Address of principal executive offices) (Zip Code)
(844) 733-8666
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LMND	New York Stock Exchange
Warrants to purchase common stock	LMND.WS	New York Stock Exchange American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2023 (the “Closing Date”), Lemonade, Inc. (the “Company”) entered into a Customer Investment Agreement (the “Agreement”), with GC Customer Value Arranger, LLC, as Arranger on behalf of the Investors (the “Investors”). Unless otherwise specified, capitalized terms used but not defined herein have the meanings given to them in the Agreement.

Under the Agreement, the Investors will provide up to $150 million over a period of 18 months to the Company for the Company’s sales and marketing (“Growth”) efforts. Under the Agreement, subject to certain terms and conditions specified therein, at the start of each Growth Period, the Investors will provide an Investment Amount equal to up to 80% of the Company’s Growth Spend with respect to a particular Reference Cohort.

During each Growth Period, the Company will pay to the Investors an amount equal to the Investor Sharing Percentage of Reference Income generated during the Growth Period corresponding to such Disbursement Date for each Reference Cohort for every Growth Period until the Investors receive an amount sufficient to attain an effective Internal Rate of Return of 16% across all cash remittances associated with specific transactions, at which point all future Reference Income is retained by Company.

The Agreement contains standard customary representations, warranties and covenants by the parties, and will continue in effect unless terminated by any party pursuant to its terms. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On June 29, 2023, the Company published additional information related to the anticipated benefits of the Agreement on a blog post, which can be found at www.lemonade.com/blog/synthetic-agents, including information related to long-term financial projections. Information on or accessible through the Company’s website is not incorporated by reference in this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMONADE, INC.

Date: June 29, 2023	By:	/s/ Daniel Schreiber
Daniel Schreiber
Co-Chief Executive Officer